EXHIBIT 4
INTEREST RESERVE AND SECURITY AGREEMENT
THIS INTEREST RESERVE AND SECURITY AGREEMENT (this “Agreement”) is made as of March 20, 2008, by PDLP DISTRIBUTION, LLC, a Texas limited liability company (“Borrower”), in favor of ENCORE BANK, N.A., its successors, transferees and assigns (“Lender”).
RECITALS
A. Borrower is indebted to Lender in the principal sum of FIVE MILLION SIX HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($5,650,000.00) in lawful money of the United States of America as evidenced by its promissory note of even date herewith given to Lender (the note together with all extensions, renewals, modifications, substitutions and amendments thereof shall collectively be referred to as the “Note”) (the indebtedness evidenced by the Note, together with interest accrued thereon, shall collectively be referred to as the “Loan”). The Loan shall be payable in accordance with the terms and conditions provided in the Note.
B. The Loan is secured by, among other things, a Stock Pledge and Security Agreement (the “Pledge Agreement”), dated as of the date hereof (capitalized terms not otherwise defined herein shall have the same meanings as in the Pledge Agreement). The Note, the Pledge Agreement, this Agreement, and all other documents or instruments given by Borrower or any guarantor and accepted by Lender for purposes of evidencing, securing, perfecting, or guaranteeing the Loan may be referred to as the “Loan Documents.”
C. Lender requires as a condition to the making of the Loan that Borrower enter into this Agreement and deposit certain sums with Lender as provided in this Agreement (the “Interest Reserve”) as additional security for the Obligations.
AGREEMENT
For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower agrees in favor of Lender as follows:
1. Funding of Interest Reserve.
(a) Upon the closing and funding of the Loan, Borrower shall deposit the sum of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) into the Interest Reserve Account (as hereinafter defined).
(b) The Interest Reserve shall be held and disbursed in accordance with the terms of this Agreement. The obligation of Borrower to deliver the Interest Reserve to Lender is separate from and in addition to all other obligations to pay or deliver funds (whether principal, interest, fees, expenses, deposits, escrows, reserves, or otherwise) to Lender under the Loan Documents.
2. Interest Reserve Account.
(a) Lender shall deposit the Interest Reserve (to the extent it receives the same) in an interest bearing account (the “Interest Reserve Account”) with Lender. As used herein, the “Interest Reserve Account Funds” shall mean the Interest Reserve and all interest on and proceeds thereof. The Interest Reserve Account Funds shall not constitute a trust fund. Lender or a designated agent or representative of Lender shall have the sole right to make withdrawals from the Interest Reserve Account.
(b) The Interest Reserve Account Funds shall be held and/or disbursed by Lender pursuant to the terms of this Agreement.

3. Pledge of Interest Reserve Account Funds as Additional Security. Borrower assigns, pledges, and grants to Lender a security interest in and to the Interest Reserve Account Funds and the Interest Reserve Account as security for all of Borrower’s Obligations.
4. Default.
4.1 Application of Interest Reserve Account Upon Occurrence of Event of Default.
(a) Upon the occurrence of an Event of Default as defined in the Loan Documents, Lender, in its sole and absolute discretion, may use the Interest Reserve Account Funds (or any portion thereof) for (i) repayment and performance of the Loan and other Obligations; provided, however, that such application of funds shall not cure or be deemed to cure any Event of Default; and (ii) the reimbursement of Lender for any expenses, fees or other compensation as otherwise provided in the Loan Documents.
(b) In addition to the foregoing, Lender shall have all rights and remedies set forth in any of the Loan Documents or otherwise as permitted by applicable law pertaining to the Interest Reserve Account Funds and Interest Reserve Account. Without limiting the foregoing, from and after an Event of Default Lender is expressly authorized to apply all or any portion of the Interest Reserve Account Funds against the Loan or the other Obligations in any order that Lender determines, to apply all or any portion of the Interest Reserve Account Funds otherwise as provided herein, or to dispose of any or all of the same in accordance with applicable law.
(c) Lender’s rights to draw upon the Interest Reserve Account Funds shall not be exclusive of any other rights of Lender under the Loan Documents, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as Lender may deem necessary.
4.2 Borrower’s Other Obligations. Nothing contained in this Agreement shall in any manner whatsoever alter, impair or affect the obligations of Borrower, or relieve Borrower of any of its obligations to make payments and perform all of its other obligations required under the Note, the Pledge Agreement or any of the other Loan Documents.
5. Disbursements from the Interest Reserve Account. As used herein, “Interest Obligations” shall mean the interest accrued and owing under the terms of the Note. Provided no Event of Default has occurred under the Note, the Pledge Agreement, this Agreement and the other Loan Documents, Lender shall release to itself sufficient funds from the Interest Reserve Account to cover the Interest Obligations as and when the same become due and payable under the terms of the Note.
6. Remedies Cumulative. In addition to the rights and remedies herein provided, Lender shall have all rights and remedies available under applicable law. None of the rights and remedies herein conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other rights, and each and every right shall be cumulative and concurrent, and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.
7. Indemnification. Borrower agrees to indemnify Lender and to hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys’ fees and expenses) arising from the holding of the Interest Reserve Account Funds, except to the extent caused by Lender’s gross negligence or willful misconduct.
8. Determinations by Lender. Except as otherwise provided herein, in any instance where the consent or approval of Lender may be given or is required, or where any determination, judgment or decision is to be rendered by Lender under this Agreement, the granting, withholding or denial of such consent or approval and the rendering of such determination, judgment or decision shall be made or exercised by Lender, in good faith and its reasonable discretion.

9. No Third Party Beneficiary. This Agreement is intended solely for the benefit of Borrower and Lender and their respective successors and assigns, and no third party shall have any rights or interest in the Interest Reserve Account, the Interest Reserve Account Funds, or this Agreement. Nothing contained in this Agreement shall be deemed or construed to create an obligation on the part of Lender to any third party, nor shall any third party have a right to enforce against Lender any right that Borrower may have under this Agreement.
10. Termination of this Agreement. Upon payment of the Loan and performance of the Obligations, Lender shall disburse to Borrower all remaining Interest Reserve Account Funds of Borrower.
11. Entire Agreement; Amendment and Waiver. This Agreement contains the complete and entire understanding of Borrower and Lender with respect to the matters covered. No specific waiver of any of the terms of this Agreement shall be considered as a general waiver. If any provision of this Agreement is in conflict with any provision of the Note, the Pledge Agreement or any of the other Loan Documents regarding the Interest Reserve Account or the Interest Reserve Account Funds, the provisions contained in this Agreement shall control.
12. No Agency or Partnership. Nothing contained in this Agreement shall constitute Lender as a joint venturer, partner or agent of Borrower, or render Lender liable for any debts, obligations, acts, omissions, representations, or contracts of Borrower.
13. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT ENTERED INTO PURSUANT TO THE LAWS OF THE STATE OF TEXAS AND SHALL IN ALL RESPECTS BE GOVERNED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH APPLICABLE FEDERAL LAW AND THE LAWS OF SAID STATE, WITHOUT REFERENCE OR GIVING EFFECT TO ANY CHOICE OF LAW DOCTRINE.
14. Notices. All notices hereunder shall be given in accordance with the Pledge Agreement.
15. No Oral Change. This Agreement, and any provisions hereof, may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
16. Liability. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.
17. Inapplicable Provisions. If any term, covenant or condition this Agreement is held to be invalid, illegal or unenforceable this Agreement shall be construed without such provision.
18. Headings, etc. The headings and captions of various paragraphs of this Agreement are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.
19. Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.
20. Number and Gender. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

21. Additional Documents. Borrower shall execute and deliver such additional financing statements, notices to depositories, and other documents and instruments as are reasonably requested by Lender to perfect or protect the interests of Lender hereunder.
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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date and year first written above.

LENDER:

ENCORE BANK, N.A.,

By:	/s/ David Webster

David Webster, Senior Vice President

BORROWER:

PDLP DISTRIBUTION, LLC,
a Texas limited liability company

By:	LKCM Private Discipline Master
Fund, SPC, its sole member
By:	LKCM Private Discipline
Management, L.P., its manager
By:	LKCM Alternative Management, LLC,
its general partner

By:	/s/ J. Bryan King

J. Bryan King, Vice President

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